As filed with the Securities and Exchange Commission on August 30, 2016

Registration Statement No. 333-207190

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

FNB FINANCIAL SERVICES, LP

(Exact name of Registrant as specified in its certificate of limited partnership)

Delaware	34-2027567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

103 FOULK ROAD, SUITE 202

WILMINGTON, DELAWARE 19803

(302) 691-6337

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ENTITY SERVICES GROUP, LLC #9272016

103 FOULK ROAD, SUITE 200

WILMINGTON, DELAWARE 19803

(302) 654-7584

(Name, address including zip code, and telephone number, including area code, of agent for service)

F.N.B. CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania	25-1255406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE NORTH SHORE CENTER

12 FEDERAL STREET

PITTSBURGH, PENNSYLVANIA 15212

(800) 555-5455

(Address including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

VINCENT J. DELIE, JR.

President and Chief Executive Officer

F.N.B. Corporation

One North Shore Center

12 Federal Street

Pittsburgh, Pennsylvania 15212

(800) 555-5455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

GARY R. WALKER, ESQ.

Reed Smith LLP

Reed Smith Centre

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

(412) 288-3131

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Subordinated Term Notes of F.N.B. Corporation	—	—	—	—
Nonnegotiable Subordinated Notes, Series 2012 of FNB Financial Services, LP	—	—	—	—
Nonnegotiable Subordinated Term Notes, Series 2015	—	—	—	—
Nonnegotiable Subordinated Daily Notes, Series 2015	—	—	—	—
Nonnegotiable Subordinated Special Daily Notes, Series 2015	—	—	—	—
Subtotal for Nonnegotiable Subordinated Notes, Series 2015, of FNB Financial Services, LP	—	—	—	—
Totals for Subordinated Notes(2)	—	—	—	—

(1)	The Registrants are not registering additional securities. Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.
(2)	This Registration Statement also covers, pursuant to the Note to General Instruction I.C. of Form S-3, the full and unconditional guarantee of the Subordinated Notes by FNB.

EXPLANATORY NOTE

On August 30, 2016, F.N.B. Corporation changed its state of incorporation from the State of Florida to the Commonwealth of Pennsylvania pursuant to a plan of conversion. This reincorporation was approved by the shareholders of F.N.B. at the annual meeting of shareholders held on May 18, 2016. As a result of the reincorporation, among other things, the affairs of F.N.B. ceased to be governed by Florida corporation laws and became subject to the corporation laws of Pennsylvania; the articles of incorporation and bylaws that were in effect immediately prior to the reincorporation were replaced by new articles of incorporation filed with the Pennsylvania Department of State and new bylaws approved in connection with the reincorporation and plan of conversion; and each share of common stock of F.N.B. as a Florida corporation was converted into a common share of F.N.B. as a Pennsylvania corporation. Under applicable state law, all property that F.N.B. (Florida) had prior to the reincorporation continues to be vested in F.N.B. (Pennsylvania); all debts, obligations and liabilities of F.N.B. (Florida) prior to the reincorporation continue as the debts, obligations and other liabilities of F.N.B. (Pennsylvania) after the reincorporation; and, except as provided by law, all of the rights, privileges, immunities and powers which F.N.B. (Florida) possessed prior to the reincorporation continue to be vested in F.N.B. (Pennsylvania) without change after the reincorporation.

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-207190 (the “Registration Statement”), is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), solely to reflect the change in the state of incorporation of F.N.B. as a result of the reincorporation or as necessary to keep the Registration Statement from being misleading in any material respect. The Registration Statement was originally filed by FNB Financial Services, LP and F.N.B. with the Securities and Exchange Commission on September 29, 2015, in connection with the offering of $500,000,000 of Series 2015 Notes issued by FNB Financial Services, LP and guaranteed by F.N.B. Pursuant to Rule 414(d), F.N.B. (Pennsylvania) hereby expressly adopts the Registration Statement, as modified by this Post-Effective Amendment No. 1, as its own for all purposes of the Securities Act and Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a result of the reincorporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The information set forth in this item is incorporated by reference from Item 14 of the Registrants’ Registration Statement on Form S-3 (File No. 333-207190), filed with the Commission on September 29, 2015.

Item 15.	Indemnification of Directors and Officers

The Delaware Code provides that a limited partnership may, and shall have the power to, indemnify any partner or other person from and against all claims and demands whatsoever.

FNB Financial Services’ Limited Partnership Agreement provides that it shall indemnify any partner who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such partner is a partner of FNB Financial Services, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such partner in connection with such action, suit or proceeding, if such partner acted in good faith and in a manner such partner reasonably believed to be in or not opposed to the best interests of FNB Financial Services and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Limited Partnership Agreement further provides that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the partner did not act in good faith and in a manner which the partner reasonably believed to be in or not opposed to the best interests of FNB Financial Services and, with respect to any criminal action or proceeding, had reasonable cause to believe that such partner’s conduct was unlawful.

Pursuant to its By-laws, the General Partner is required to indemnify any person who was or is an “authorized representative” of the General Partner (which means a director or officer of the General Partner, or a person serving at the request of the General Partner as a director, officer, or trustee, of another General Partner, partnership, joint venture, trust or other enterprise) and who was or is a party” (which includes the giving of testimony or similar involvement) or is threatened to be made a party to any “third party proceeding” (which means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the General Partner) by reason of the fact that such person was or is an authorized representative of the General Partner, against expenses (which includes attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the General Partner and, with respect to any criminal third party proceedings (which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which said person reasonably believed to be in, or not opposed to, the best interests of the General Partner, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

Pursuant to its By-laws, the General Partner is also required to indemnify any person who was or is an authorized representative of the General Partner and who was or is a party or is threatened to be made a party to any “corporate proceeding” (which means any threatened, pending or completed action or suit by or in the right of the General Partner to procure a judgment in its favor or investigative proceeding by the General Partner) by reason of the fact that such person was or is an authorized representative of the General Partner, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the General Partner, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the General Partner unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that an authorized representative of the General Partner has been successful on the merits or otherwise in defense of any third party or corporate proceedings or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

Any indemnification under the provisions of the General Partner’s By-laws summarized above (unless ordered by a court) shall be made by the General Partner only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct or has been successful on the merits or otherwise and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

(1)	by the Board of Directors of the General Partner by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceedings; or

(2)	if such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or

(3)	by the stockholders of the General Partner.

Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the General Partner in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the General Partner.

The indemnification of authorized representatives, as authorized by the provisions of the General Partner’s By-laws summarized above, shall (1) not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in other capacities, (2) continue as to a person who has ceased to be an authorized representative, and (3) inure to the benefit of the heirs, executors, and administrators of such a person.

The Pennsylvania Business Corporation Law permits corporations to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

With respect to proceedings by or in the right of the corporation, the Pennsylvania Business Corporation Law permits a corporation to indemnify the same persons listed above, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. However, indemnification is not available for any claim, issue or matter as to which the person is adjudged to be liable, unless a court of common pleas where the registered office of the corporation is located or the court in which the action was brought determines that he or she is fairly and reasonably entitled to indemnity.

F.N.B.’s articles of incorporation and bylaws provide that F.N.B. shall indemnify its directors and officers to the fullest extent permitted by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of F.N.B. or otherwise) arising out of their service to F.N.B. or to another organization at F.N.B.’s request, or because of their positions with F.N.B. F.N.B.’s bylaws also state that F.N.B. shall pay the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the director or officer to repay those amounts if it is ultimately determined that he or she was not entitled to be indemnified. F.N.B.’s articles of incorporation further provide that F.N.B. may purchase and maintain insurance to protect itself and any such director or officer against any liability, cost or expense asserted against or incurred by him or her with respect to such service, whether or not F.N.B. would have the power to indemnify him or her against such liability by law or under the provisions of this paragraph.

F.N.B. maintains insurance policies insuring directors and officers against certain liabilities they may incur in their capacity as such.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(l)(i), (a)(l)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

* * *

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

* * *

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on August 30, 2016.

FNB FINANCIAL SERVICES, LP

By:	Regency Consumer Financial Services Inc., its General Partner

	By:	/s/ Bradon Anderson
Bradon Anderson, President
(principal executive officer)

	By:	/s/ Mark D. Lozzi
Mark D. Lozzi, Treasurer
(principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bradon Anderson	President of the General Partner	August 30, 2016
Bradon Anderson

/s/ Mark D. Lozzi	Director, Treasurer and Assistant Secretary of the General Partner	August 30, 2016
Mark D. Lozzi

/s/ Michael Parr	Director of the General Partner	August 30, 2016
Michael Parr

*	Director and Secretary of the General Partner	August 30, 2016
John J. Koach

*	Mark D. Lozzi, by signing his name hereto, does hereby sign this document on behalf of each of the above-noted directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ Mark D. Lozzi
Mark D. Lozzi
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on August 30, 2016.

F.N.B. CORPORATION

By:	/s/ Vincent J. Delie, Jr.
Vincent J. Delie, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr.	President and Chief Executive Officer and a Director (principal executive officer)	August 30, 2016

/s/ Vincent J. Calabrese, Jr.	Chief Financial Officer	August 30, 2016
Vincent J. Calabrese, Jr.	(principal financial officer)

/s/ Timothy G. Rubritz	Corporate Controller and	August 30, 2016
Timothy G. Rubritz	Senior Vice President (principal accounting officer)

*	Director	August 30, 2016
William B. Campbell

*	Director	August 30, 2016
James D. Chiafullo

*	Director	August 30, 2016
Laura E. Ellsworth

*	Chairman of the Board and a Director	August 30, 2016
Stephen J. Gurgovits

*	Director	August 30, 2016
Robert A. Hormell

*	Director	August 30, 2016
David J. Malone

Signature	Title	Date

*	Director	August 30, 2016
D. Stephen Martz

*	Director	August 30, 2016
Robert J. McCarthy, Jr.

*	Director	August 30, 2016
Frank C. Mencini

*	Director	August 30, 2016
David L. Motley

*	Director	August 30, 2016
Gary L. Nalbandian

*	Director	August 30, 2016
Heidi A. Nicholas

*	Director	August 30, 2016
John S. Stanik

*	Director	August 30, 2016
William J. Strimbu

*	Vincent J. Delie, Jr., by signing his name hereto, does hereby sign this document on behalf of each of the above-noted directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ Vincent J. Delie, Jr.
Vincent J. Delie, Jr.
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation of F.N.B. Corporation (incorporated herein by reference to Exhibit 3.1 of FNB’s Current Report on Form 8-K filed on August 30, 2016)

3.2	Bylaws of F.N.B. Corporation (incorporated herein by reference to Exhibit 3.2 of FNB’s Current Report on Form 8-K filed on August 30, 2016)

4.3	Certificate of Limited Partnership of FNB Financial Services, LP (incorporated herein by reference to Exhibit 4.3 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-4, File No. 333-122244)

4.4	Agreement of Limited Partnership of FNB Financial Services, LP dated as of December 3, 2004, by and between Regency Consumer Financial Services Inc. and FNB Consumer Financial Services Inc. (incorporated herein by reference to Exhibit 4.4 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-4, File No. 333-122244)

4.5*	Indenture dated as of August 16, 2005, by and among FNB Financial Services, LP, as Issuer, F.N.B. Corporation, as Guarantor, and The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to J.P. Morgan Trust Company, National Association), as Trustee

4.5.1*	Supplemental Indenture, dated as of August 30, 2016, by and among FNB Financial Services, LP, F.N.B. Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.6	Form of FNB Financial Services, LP General Partner Certificate pursuant to the New Indenture (incorporated herein by reference to Exhibit 4.6 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-4, File No. 333-122244)

4.6.1	Form of General Partner Certificate pursuant to Indenture (incorporated herein by reference to Exhibit 4.6.1 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-3, File No. 333-135339-01)

4.6.2	Form of General Partner Certificate pursuant to Indenture (incorporated herein by reference to Exhibit 4.6.2 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-3, File No. 333-154802-01)

4.6.3	Form of General Partner Certificate pursuant to Indenture (incorporated by reference to Exhibit 4.6.3 of FNB Financial Service LP and FNB’s Registration Statement on Form S-3, File No. 333-170070-01)

4.6.4	Form of General Partner Certificate pursuant to Indenture (incorporated by reference to Exhibit 4.6.4 of FNB Financial Service LP and FNB’s Registration Statement on Form S-3, File No. 333-184509-01)

4.6.5	Form of General Partner Certificate pursuant to Indenture (previously filed)

4.7	Form of Nonnegotiable Subordinated Term Note, Series 2005, of FNB Financial Services, LP (incorporated herein by reference to Exhibit 4.7 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-4, File No. 333-122244)

4.7.1	Form of Nonnegotiable Subordinated Term Note, Series 2006 (incorporated herein by reference to Exhibit 4.7.1 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-3, File No. 333-135339-01)

4.7.2	Form of Nonnegotiable Subordinated Term Note, Series 2008 (incorporated herein by reference to Exhibit 4.7.2 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-3, File No. 333-154802-01)

4.7.3	Form of Nonnegotiable Subordinated Term Note, Series 2010 (incorporated herein by reference to Exhibit 4.7.3 of FNB Financial Services, LP, and FNB’s Registration Statement on Form S-3, File No. 333-170070-01)

4.7.4	Form of Nonnegotiable Subordinated Term Note, Series 2012 (incorporated by reference to Exhibit 4.7.4 of FNB Financial Service LP and FNB’s Registration Statement on Form S-3, File No. 333-184509-01)

4.7.5	Form of Nonnegotiable Subordinated Term Note, Series 2015 (previously filed)

4.8	Form of Nonnegotiable Subordinated Daily Note, Series 2005, of FNB Financial Services, LP (incorporated herein by reference to Exhibit 4.8 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-4, File No. 333-122244)

4.8.1	Form of Nonnegotiable Subordinated Daily Note, Series 2006 (incorporated herein by reference to Exhibit 4.8.1 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-3, File No. 333-135339-01)

4.8.2	Form of Nonnegotiable Subordinated Daily Note, Series 2008 (incorporated herein by reference to Exhibit 4.8.2 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-3, File No. 333-154802-01)

4.8.3	Form of Nonnegotiable Subordinated Daily Note, Series 2010 (incorporated herein by reference to Exhibit 4.8.3 of FNB Financial Services, LP, and FNB’s Registration Statement on Form S-3, File No. 333-170070-01)

4.8.4	Form of Nonnegotiable Subordinated Daily Note, Series 2012 (incorporated by reference to Exhibit 4.8.4 of FNB Financial Service LP and FNB’s Registration Statement on Form S-3, File No. 333-184509-01)

4.8.5	Form of Nonnegotiable Subordinated Daily Note, Series 2015 (previously filed)

4.9	Form of Nonnegotiable Subordinated Special Daily Note, Series 2005, of FNB Financial Services, LP (incorporated herein by reference to Exhibit 4.9 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-4, File No. 333-122244)

4.9.1	Form of Nonnegotiable Subordinated Special Daily Note, Series 2006 (incorporated herein by reference to Exhibit 4.9.1 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-3, File No. 333-135339-01)

4.9.2	Form of Nonnegotiable Subordinated Special Daily Note, Series 2008 (incorporated herein by reference to Exhibit 4.9.2. of FNB Financial Services, LP and FNB’s Registration Statement on Form S-3, File No. 333-154802-01)

4.9.3	Form of Nonnegotiable Subordinated Special Daily Note, Series 2010 (incorporated herein by reference to Exhibit 4.9.3 of FNB Financial Services, LP, and FNB’s Registration Statement on Form S-3, File No. 333-170070-01)

4.9.4	Form of Nonnegotiable Subordinated Special Daily Note, Series 2012 (incorporated by reference to Exhibit 4.9.4 of FNB Financial Service LP and FNB’s Registration Statement on Form S-3, File No. 333-184509-01)

4.9.5	Form of Nonnegotiable Subordinated Special Daily Note, Series 2015 (previously filed)

4.10	Form of FNB Financial Services, LP Letter of Transmittal (incorporated herein by reference to Exhibit 4.10 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-4, File No. 333-122244)

4.11	Form of Agency Agreement dated as of August 2005, by and among FNB Financial Services, LP, F.N.B. Corporation, as Guarantor, and Regency Finance Company, as Agent (incorporated herein by reference to Exhibit 4.11 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-4, File No. 333-122244)

4.12	Form of Guaranty of F.N.B. Corporation dated as of August 2005 (incorporated herein by reference to Exhibit 4.12 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-4, File No. 333-122244)

4.13	Form of Acceptance of Offer for New Notes (incorporated herein by reference to Exhibit 4.13 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-3, File No. 333-135339-01)

4.13.1	Form of Acceptance of Offer for Series 2008 Notes (incorporated herein by reference to Exhibit 4.13.1 of FNB Financial Services, LP and FNB’s Registration Statement on Form S-3, File No. 333-154802-01)

4.13.2	Form of Acceptance of Offer for Series 2010 Notes (incorporated herein by reference to Exhibit 4.13.2 of FNB Financial Services, LP, and FNB’s Registration Statement on Form S-3, File No. 333-170070-01)

4.13.3	Form of Acceptance of Offer for Series 2012 Notes (incorporated by reference to Exhibit 4.13.3 of FNB Financial Service LP and FNB’s Registration Statement on Form S-3, File No. 333-184509-01)

4.13.4	Form of Acceptance of Offer for Series 2015 Notes (previously filed)

4.14*	Indenture dated as of May 15, 1992, by and between F.N.B. Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to Northern Central Bank), as trustee

4.15	First Supplemental Indenture, dated as of January 1, 1994, between F.N.B. and the Trustee (incorporated by reference to Exhibit 4.4 of FNB’s Registration Statement on Form S-3, File No. 33-61367)

4.16	Second Supplemental Indenture, dated as of October 30, 2003, between F.N.B. and the Trustee (incorporated by reference to Exhibit 4.1 of FNB’s Form 8-K filed on October 31, 2003)

4.17*	Third Supplemental Indenture, dated as of August 30, 2016, between F.N.B. and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.18	Form of Amended and Restated Officers’ Certificate setting forth the terms of FNB’s Daily Notes (incorporated by reference to Exhibit 4.7 of FNB’s Registration Statement on Form S-3, File No. 333-103902)

4.19	Form of Second Officers’ Certificate, dated March 18, 2003, setting forth the terms of FNB’s Term Notes Series 2003 and Special Daily Notes Series 2003 (incorporated by reference to Exhibit 4.8 of FNB’s Registration Statement on Form S-3, File No. 333-103902)

4.20	Specimen of Outstanding Term Note (incorporated herein by reference to Exhibit 4.2 of FNB’s Registration Statement on Form S-3, File No. 333-103902)

4.21	Specimen of Outstanding Daily Note (incorporated herein by reference to Exhibit 4.2 of FNB’s Registration Statement on Form S-3, File No. 333-74737)

5.1*	Opinion of James G. Orie re: legality

12	Ratio of Earnings to Fixed Charges (previously filed)

21.1	Subsidiaries of F.N.B. Corporation (incorporated herein by reference to Exhibit 21 of FNB’s Form 10-K for the fiscal year ended December 31, 2015, filed on February 26, 2016)

23.1*	Consent of James G. Orie (contained in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

24.1	Power of Attorney for FNB Financial Services, LP (previously filed)

24.2	Powers of Attorney for F.N.B. Corporation (incorporated herein by reference to Exhibit 24.1 of FNB’s Current Report on Form 8-K filed on August 30, 2016)

25.1	Form T-1 in the name of The Bank of New York Mellon Trust Company, N.A., with respect to Indenture dated as of August 16, 2005 (previously filed)

25.2	Form T-1 in the name of The Bank of New York Mellon Trust Company, N.A., with respect to Indenture dated as of May 15, 1992 (previously filed)

*	Filed herewith.